                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       INNOTRAC CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                 April 10, 2000

To Our Shareholders:

    On behalf of the Board of Directors and management of Innotrac Corporation, I cordially invite you to the Annual Meeting of Shareholders to be held on May 17, 2000, at 9:00 AM, Eastern Time, at the Gwinnett Civic and Cultural Center located at 6400 Sugarloaf Parkway, Duluth, Georgia 30155.

    At the Annual Meeting, shareholders will be asked to (1) consider and vote upon the election of two directors of the Company, each of whom is currently a director of the Company; (2) approve the Company's 2000 Stock Option and Incentive Award Plan (the "Stock Incentive Plan"); and (3) approve the Company's Senior Executive Compensation Plan (the "Executive Plan"). As explained in the Proxy Statement, the Board of Directors believes that the Stock Incentive Plan and the Executive Plan are both essential elements of the Company's comprehensive compensation program. The Stock Incentive Plan plays an integral role in the ability of the Company to attract and retain key employees and directors and to provide incentives for such persons to promote the financial success of the Company. The Executive Plan is designed to reward key management personnel on an ongoing basis for helping the Company achieve operating performance goals.

    Information about the nominees for directors, the Stock Incentive Plan, the Executive Plan and certain other matters is contained in the accompanying Proxy Statement. A copy of the Company's 1999 Annual Report to Shareholders, which contains financial statements and other important information about the Company's business, is also enclosed.

    It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for re-electing the nominees for director specified herein, approving the Stock Incentive Plan and approving the Executive Plan, all you need to do is sign and date the proxy card.

    Please complete and return the proxy card in the enclosed envelope, whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

    I hope you are able to attend, and look forward to seeing you.

                                          Sincerely,
                                          /s/ Scott D. Dorfman

                                          SCOTT D. DORFMAN
                                          PRESIDENT, CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                              INNOTRAC CORPORATION
                             6655 SUGARLOAF PARKWAY
                             DULUTH, GEORGIA 30097

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2000

                            ------------------------

To the Shareholders of
Innotrac Corporation:

    Notice is hereby given that the Annual Meeting of Shareholders of Innotrac Corporation will be held at 9:00 AM, Eastern Time, on Wednesday, May 17, 2000, at the Gwinnett Civic and Cultural Center, 6400 Sugarloaf Parkway, Duluth, Georgia 30155, for the following purposes:

    1.  To elect two directors whose terms will expire in 2003;

    2. To approve the Company's 2000 Stock Option and Incentive Award Plan (the "Stock Incentive Plan");

    3. To approve the Company's Senior Executive Compensation Plan (the "Executive Plan"); and

    4. To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

    Only shareholders of record on March 17, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          DAVID L. ELLIN
                                          SECRETARY

APRIL 10, 2000

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                     [LOGO]

                                PROXY STATEMENT
                              DATED APRIL 10, 2000
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2000

    This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Innotrac Corporation ("Innotrac" or the "Company") for use at Innotrac's 2000 Annual Meeting of Shareholders ("Annual Meeting") to be held on Wednesday, May 17, 2000, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about April 10, 2000.

    Only shareholders of record at the close of business on March 17, 2000 (the "Record Date"), are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 11,214,595 shares of common stock, $.10 par value per share ("Common Stock"), of Innotrac outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on any matter submitted for vote by the shareholders. The vote required for approval of each matter submitted to the shareholders is described with the discussion of that matter in this Proxy Statement.

    Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the Annual Meeting and voting in person.

    Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of all the nominees for directors specified herein, and for approval of the Stock Incentive Plan and the Executive Plan. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

    A copy of the Company's 1999 Annual Report to Shareholders is being furnished herewith to each shareholder of record as of the close of business on the Record Date. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 will be provided free of charge upon written request to:

                              INNOTRAC CORPORATION
                             6655 SUGARLOAF PARKWAY
                             DULUTH, GEORGIA 30097
            ATTN.: SENIOR VICE PRESIDENT AND CHIEF OPERATING OFFICER

    If the person requesting the Annual Report on Form 10-K for the year ended December 31, 1999 was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 will also be furnished on request and upon payment of the Company's expenses in furnishing the exhibits.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The following table sets forth the information concerning the beneficial ownership of the common stock, par value $.10 per share, of Innotrac (the "Common Stock"), which is the Company's only class of voting stock, at
March 17, 2000, by:

    - each person known to Innotrac to beneficially own more than 5% of the Common Stock,

    - each director, the Chief Executive Officer and the four other most highly compensated executive officers, and

    - all of Innotrac's directors and executive officers as a group.

    Unless otherwise indicated below, the persons named below had sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

                                          NUMBER OF SHARES               PERCENTAGE
BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)        BENEFICIALLY OWNED
----------------                        ---------------------        ------------------
Scott D. Dorfman......................        5,572,962(2)(3)               49.7%
SAFECO Corporation....................          768,400(4)                   6.9
SAFECO Asset Management Company.......          719,400(5)                   6.4
SAFECO Common Stock Trust.............          611,000(6)                   5.4
David L. Ellin........................          137,500(7)                   1.2
Larry C. Hanger.......................           12,500(8)                *
Don L. Colter.........................           13,500(8)                *
Will Hendrick.........................           12,500(9)                *
Bruce V. Benator......................           22,667(10)               *
Martin J. Blank.......................           21,667(11)               *
William H. Scott, III.................          223,000(11)(12)              2.0
All directors and executive officers
  as a group (10 persons).............        6,017,296                     52.8

------------------------

*   Denotes less than 1%

 (1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that the person or group has the right to acquire within 60 days or with respect to which the person has or shares voting or investment power. For purposes of computing the percentages of outstanding shares held by each person or group of persons, shares which the person or group has the right to acquire within 60 days after such date are deemed to be outstanding for purposes of computing the percentage for the person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person or group. As of March 17, 2000, there were 11,214,595 shares of Common Stock outstanding.

 (2) Mr. Dorfman's address is 6655 Sugarloaf Parkway, Duluth, Georgia 30097.

 (3) Includes an aggregate of 214,033 shares owned by: (i) Mr. Dorfman's wife individually and as custodian for the benefit of his children;
     (ii) Mr. Dorfman's brother as trustee for the benefit of Mr. Dorfman's children; and (iii) by a foundation for which Mr. Dorfman and his wife serve as trustees.

 (4) The address of SAFECO Corporation ("SAFECO") is SAFECO Plaza, Seattle, Washington 98185. According to a joint Schedule 13G filed March 10, 2000, SAFECO is the parent holding company of SAFECO Asset Management Company ("SAFECO AMC") and disclaims beneficial ownership of the reported shares, which include the shares reported by SAFECO AMC and SAFECO Common Stock Trust ("SAFECO CST"). The reported shares are beneficially owned by
     (i) registered
     investment companies for which SAFECO AMC serves as investment adviser and
     (ii) employee benefit plans for which SAFECO serves as plan sponsor.

 (5) The address of SAFECO AMC is 601 Union Street, Suite 2500, Seattle, Washington 98101. SAFECO AMC is an investment adviser and disclaims beneficial ownership of the reported shares, which are beneficially owned by registered investment companies for which SAFECO AMC serves as investment adviser, and include the shares reported by SAFECO CST.

 (6) The address of SAFECO CST is 10865 Willows Road NE, Redmond, Washington 98052. SAFECO CST is an investment company for which SAFECO AMC serves as investment adviser.

 (7) Includes 105,000 shares subject to presently exercisable stock options.

 (8) Includes 12,500 shares subject to presently exercisable stock options.

 (9) Includes 12,500 shares subject to options vesting in the next 60 days.

 (10) Includes 21,667 shares subject to presently exercisable stock options.

 (11) Includes 11,667 shares subject to presently exercisable stock options.

 (12) Includes 208,333 shares owned of record by ITC Service Company, with respect to which Mr. Scott is an officer and director. Mr. Scott disclaims beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Innotrac's directors and executive officers, and persons who own more than 10% of Innotrac's Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company's Common Stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) reports were filed by its directors, officers and 10% shareholders during the fiscal year ended December 31, 1999.

                             ELECTION OF DIRECTORS
                       (ITEM NUMBER 1 ON THE PROXY CARD)

    The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than eleven directors, with the exact number being set from time to time by the Board or the shareholders. The Board presently consists of six directors, three of whom are independent directors.

    The Board of Directors is divided into three classes of directors serving staggered three-year terms. Two directors are to be elected at the meeting for a three-year term expiring in 2003. The Board has nominated Martin J. Blank and William H. Scott, III for those positions.

    Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. A quorum will be present for the Annual Meeting when the holders of a majority of the shares outstanding on the Record Date are present in person or by proxy. An abstention and a broker non-vote are included in determining whether a quorum is present, but will not affect the outcome of the vote for the election of directors. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

    The following information as of February 11, 2000 has been furnished by the nominees for director and the continuing directors. Except as otherwise indicated, the nominees and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

          NAME (AGE)            INFORMATION ABOUT THE NOMINEES AND THE CONTINUING DIRECTORS
          ----------            ------------------------------------------------------------
NOMINEES FOR DIRECTOR AT THE MEETING AND WHOSE TERM WILL EXPIRE IN 2003

MARTIN J. BLANK (53)            MR. BLANK has been a director of Innotrac since 1997 and is a co-founder of Automobile Protection Corporation, or APCO, a subsidiary of the Ford Motor Company engaged in the
                                marketing of extended vehicle service contracts and warranty programs. Mr. Blank has served as Secretary and Director of
                                APCO since its inception in 1984 and as Chairman of the
                                Board and Chief Operating Officer since 1988. Mr. Blank's
                                experiences prior to co-founding APCO include the practice of law and the representation of and financial management
                                for professional athletes. Mr. Blank is admitted to the bar in the States of Georgia and California.

WILLIAM H. SCOTT, III (52)      MR. SCOTT has been a director of Innotrac since 1997 and has served as President and Chief Operating Officer of ITC
                                Holding Company, Inc., the parent company of ITC Service
                                Company, since 1991. He has been a director of
                                Headhunter.Net, Inc., a job information and recruiting
                                internet site, since October 1997 and has served as Chairman of the Board of that company since July 1998. He has also
                                been a director of ITC Holding Company, Inc. since 1989, and served as its Executive Vice President from 1989 to 1991.
                                Mr. Scott is a director of Powertel, Inc., a wireless
                                telecommunications services company operating in the
                                southeastern United States; KNOLOGY Holdings, Inc., a
                                broadband telecommunications services company currently
                                operating in Alabama, Florida, Georgia and South Carolina;
                                ITC DeltaCom, Inc., a full service telecommunications
                                provider to business customers in the southeastern United
                                States; Earthlink Network, Inc., a national internet service provider; and nFront, Inc., a provider of Internet banking services.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

SCOTT D. DORFMAN (42)           MR. DORFMAN founded Innotrac and has served as President,
                                Chief Executive Officer and Chairman of the Board since its inception in 1984. Prior to founding Innotrac, Mr. Dorfman was employed by Paymaster Checkwriter Company, Inc., an
                                equipment distributor. At Paymaster, Mr. Dorfman gained
                                experience in distribution, tracking and inventory control by developing and managing Paymaster's mail order catalog.

DAVID L. ELLIN (41)             MR. ELLIN joined Innotrac in 1986 and has served as Senior
                                Vice President and Chief Operating Officer since November
                                1997 and as a director since December 1997. He also serves as Secretary of Innotrac. He served as Vice President from
                                1988 to November 1997. From 1984 to 1986, Mr. Ellin was
                                employed by the Atlanta branch of WHERE Magazine, where he managed the sales and production departments. From 1980 to
                                1984, Mr. Ellin was employed by Paymaster, where he was
                                responsible for Paymaster's sales and collections.

          NAME (AGE)            INFORMATION ABOUT THE NOMINEES AND THE CONTINUING DIRECTORS
          ----------            ------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 2002

LARRY C. HANGER (45)            MR. HANGER joined Innotrac in 1994, and has served as Vice
                                President-Business Development since November 1997 and as a director since December 1997. He was promoted to Senior Vice
                                President in April 1999. He served as Innotrac's Department
                                Manager of Business Development from 1994 to November 1997, and was responsible for the management of the
                                telecommunication equipment marketing and service business.
                                From 1979 to 1994, Mr. Hanger served as Project
                                Manager-Third Party Marketing at BellSouth Corporation,
                                where he managed the marketing program for BellSouth's
                                network services and was involved in implementing the
                                billing options program for BellSouth with Innotrac.

BRUCE V. BENATOR (42)           MR. BENATOR is the Managing Partner of Williams Benator and
                                Libby, LLP, certified public accountants, and has been a
                                director since 1997. He has been affiliated with the firm
                                since 1984 and is the firm's Director of Accounting and
                                Auditing Services. From 1979 to 1984, Mr. Benator was
                                employed by Ernst & Young, LLP.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors meets on a regular basis to supervise, review, and direct Innotrac's business and affairs. During the 1999 fiscal year, the Board held four meetings. The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and an Executive Compensation Subcommittee to which it has assigned certain responsibilities in connection with the governance and management of our affairs. Innotrac has no standing nominating committee or other committee performing similar functions.

    Each of the directors attended 75% of the Board meetings and meetings of committees on which he served during the 1999 fiscal year.

    EXECUTIVE COMMITTEE. The Executive Committee, pursuant to authority delegated by the Board, from time to time considers certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Dorfman, Ellin and Benator comprise the members of the Executive Committee. The Executive Committee held no meetings during fiscal 1999.

    AUDIT COMMITTEE. The Audit Committee recommends the appointment of independent public accountants, reviews the scope of audits proposed by the independent public accountants, reviews internal audit reports on various aspects of corporate operations and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures. Messrs. Benator, Blank and Scott comprise the members of the Audit Committee. The Audit Committee held three meetings during fiscal 1999.

    COMPENSATION COMMITTEE AND EXECUTIVE COMPENSATION SUBCOMMITTEE. The Compensation Committee is responsible for the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to incentive compensation plans, the administration of Innotrac's stock option and senior executive compensation plans, the review of compensation of directors and consultation with management and the Board on senior executive continuity and organizational matters. Messrs. Dorfman, Blank and Scott comprise the members of the Compensation Committee. The Compensation Committee held one meeting during fiscal 1999.

    Effective October 1999, the Board established the Executive Compensation Subcommittee, comprised of Messrs. Blank and Scott. This subcommittee was constituted to (1) achieve certain securities law advantages with respect to stock-based compensation to Innotrac's officers and directors and (2) maintain the tax deductibility of certain annual compensation in excess of $1 million to Innotrac's Chief Executive Officer and four other most highly compensated officers, as explained more fully under "Compliance with Section 162(m) of the Internal Revenue Code" below.

DIRECTORS' COMPENSATION

    We pay our outside directors an annual fee of $10,000, and additional fees of $250 and $100, respectively, for each Board meeting and committee meeting attended. We also reimburse all directors for their travel and other expenses incurred in connection with attending Board or committee meetings.

    We grant options for 5,000 shares annually to each of our outside directors on the dates we hold our annual meetings of shareholders. The exercise price is the closing price of our common stock reported on the Nasdaq National Market on the date of grant. One-third of the options are immediately exercisable, the next third vest on the first anniversary of the date of grant, and the last third, on the second anniversary. On May 11, 1999, we granted options for 5,000 shares--1,667 of which were presently exerciseable--to each of Messrs. Benator, Blank and Scott under this plan. These options are exercisable at $17.688 per share.

                     APPROVAL OF 2000 STOCK INCENTIVE PLAN
                       (ITEM NUMBER 2 ON THE PROXY CARD)

PURPOSE OF THE 2000 STOCK INCENTIVE PLAN

    The Board of Directors adopted the Innotrac Corporation 2000 Stock Option and Incentive Award Plan (the "Stock Incentive Plan") on March 28, 2000, subject to shareholder approval. The Board of Directors is proposing that the Company's shareholders approve the Stock Incentive Plan for a number of reasons, including compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Compliance with Section 162(m) of the Internal Revenue Code" below. The Stock Incentive Plan, if approved by shareholders, will be effective March 28, 2000 and will remain in effect until March 27, 2010, unless it is terminated by the Board at an earlier date.

    The Board of Directors previously adopted the Innotrac Corporation Stock Option and Incentive Award Plan, as amended, on November 24, 1997 (the "1997 Option Plan"). As of December 31, 1999, options for 498,075 shares of Common Stock had been granted under the 1997 Option Plan. A total of 800,000 shares were reserved for issuance under the 1997 Option Plan. Upon the approval of the 2000 Stock Incentive Plan, no additional options or other awards will be granted under the 1997 Option Plan.

    The Board of Directors believes that the Stock Incentive Plan will play an integral role in the ability of the Company to attract and retain key employees and directors and to provide incentives for such persons to promote the financial success of the Company. The following description of the material features of the Stock Incentive Plan is a summary and is qualified in its entirety by reference to the Stock Incentive Plan, a copy of which will be provided to any shareholder upon written request to the Company. The Stock Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

DESCRIPTION OF AWARDS

    OPTIONS. Awards granted under the Stock Incentive Plan may be "incentive stock options" ("ISOs"), as defined in Section 422 of the Code, "nonqualified stock options" ("NQSOs"), shares of Common Stock subject to terms and conditions set by the Board of Directors ("restricted stock" or "stock awards"), stock appreciation rights ("SARs"), or performance shares. ISOs may be granted only to employees of the Company, including officers. NQSOs may be granted to any person employed by or performing services for the Company, including non-employee directors.

    The Compensation Committee of the Board of Directors or its designee, or the Executive Compensation Subcommittee or its designee, generally has discretion to set the terms and conditions of grants and awards, including the term, exercise price, and vesting conditions (including vesting based on the Company's performance); to select the persons who receive such grants and awards; and to interpret and administer the Stock Incentive Plan. The maximum number of shares of Common Stock with respect to which awards may be granted under the Stock Incentive Plan is 1,300,000 shares. The maximum number of shares for which options (ISOs and NQSOs) may be granted to any individual during any calendar year is 500,000 shares, subject to anti-dilution and similar provisions. The Board of Directors may at any time amend or terminate the Stock Incentive Plan, subject to applicable laws. The Company will pay the administrative costs of the Stock Incentive Plan.

    The option price for each ISO may be not less than 100% of the fair market value of the Common Stock subject to the option. The option price for a NQSO can be less than, equal to, or greater than the fair market value on the date of grant. ISOs are also subject to certain limitations prescribed by the Code, including the requirement that such options may not be granted to employees who own more than 10% of the combined voting power of all classes of voting stock (a "principal shareholder") of the Company, unless the option price is at least 110% of the fair market value of the Common Stock subject to the option. In addition, an ISO granted to a principal shareholder may not be exercisable more than five years from its date of grant.

    Full payment of the option price must be made when an Option is exercised. The purchase price may be paid in cash or in such other form of consideration as the Committee may approve, which may include shares of Common Stock valued at their fair market value on the date of exercise, or by any other means which the Committee determines to be consistent with the Stock Incentive Plan's purpose and applicable law. A Participant will have no rights as a shareholder with respect to the shares subject to his Option until the Option is exercised.

    SARS. The Committee may grant stock appreciation rights separately or in connection with another stock incentive, and the Committee may provide that the holder may exercise them at any time or that they will be paid at a certain time or times or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Committee with respect to any particular award. The maximum number of stock appreciation rights which can be granted under the Stock Incentive Plan during any calendar year to any individual is 500,000.

    RESTRICTED STOCK; STOCK AWARDS. Participants may also be awarded shares of Common Stock pursuant to a stock award. The Committee, in its discretion, may prescribe that a Participant's rights in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated objectives. In addition, the restrictions may lapse incrementally.

    At the time a grant of restricted stock is made, the Committee shall establish a period or periods of time (the "Restricted Period") applicable to such grant. Subject to certain provisions, at the end of the Restricted Period, all restrictions shall lapse and the restricted stock shall vest in the Participant. The Committee may, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted stock at any time after the date the grant is made.

    Upon a grant of restricted stock, a stock certificate representing the number of shares of restricted stock granted to the Participant shall be registered in the Participant's name and shall be held in custody by the Company or a bank selected by the Committee for the Participant's account. Following such registration, the Participant shall, subject to certain restrictions, have the rights and privileges of a shareholder as to such restricted stock, including the right to receive dividends and to vote such restricted stock, except that the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in restricted stock, as the Committee shall determine. The maximum number of Shares of Restricted Stock or Stock Awards which can be granted under the Stock Incentive Plan during any calendar year to any individual is 500,000.

    PERFORMANCE SHARE AWARDS. The Stock Incentive Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain performance standards are met. The Committee will prescribe the requirements that must be satisfied before a performance share award is earned. The performance share requirements may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated objectives. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock or by a combination of the two.

    No Participant shall have, as a result of receiving a performance share award, any rights as a shareholder until and to the extent that the performance shares are earned and Common Stock is transferred to such Participant. If the Award Agreement so provides, a Participant may receive a cash payment equal to the dividends that would have been payable with respect to the number of shares of Common Stock covered by an award between (a) the date that the performance shares are awarded and (b) the date that a transfer of Common Stock to the Participant, cash settlement, or combination thereof is made pursuant to the performance share award.

TERMINATION OF AWARDS.

    The terms of an award may provide that it will terminate, among other reasons, upon the holder's termination of employment or other status with the Company or its subsidiaries, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control. Also, the Committee may, within the terms of the Stock Incentive Plan, provide in the Award Agreement for the acceleration of vesting for any of the above reasons.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1.0 million per year paid by a publicly traded corporation to the Chief Executive Officer or any of the four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executive Officers"). Compensation realized with respect to stock options, including upon exercise of an NQSO or upon a disqualifying disposition of an ISO, as described below under "Certain Federal Income Tax Consequences", will be excluded from this deduction limit if it satisfies certain requirements, including a requirement that the Stock Incentive Plan be approved by the Company's shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    OPTIONS. Under current tax law, a holder of an ISO under the Stock Incentive Plan does not, as a general matter, realize taxable income upon the grant or exercise of the ISO. (Depending upon the holder's income tax situation, however, the exercise of the ISO may have alternative minimum tax implications.) In general, a holder of an ISO will only recognize income at the time that Common Stock acquired through exercise of the ISO is sold or otherwise disposed of. In that situation, the amount of income that the optionee must recognize is equal to the amount by which the value of the Common Stock on the date of the sale or other disposition exceeds the option exercise price. If the optionee disposes of the stock after the required holding period--that is, no earlier than a date that is two years after the date of grant of the option and one year after the date of exercise--the income is taxed as capital gains. If disposition occurs prior to expiration of the holding period, the optionee will recognize ordinary income equal to the difference between the fair market value of the shares at the exercise date and the option exercise price; any additional increase in the value of option shares after the exercise date will be taxed as capital gain. The Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

    An optionee will not realize income when an NQSO option is granted to him or her. Upon exercise of such option, however, the optionee must recognize ordinary income to the extent that the fair market value of the Common Stock on the date the option is exercised exceeds the option exercise price. Any such gain is taxed in the same manner as ordinary income in the year the option is exercised. Thereafter, any additional gain recognized upon the disposition of the shares of stock obtained by the exercise of an NQSO will be taxed as short or long-term capital gain, depending on the optionee's holding period. The Company will not experience any tax consequences upon the grant of an NQSO, but will be entitled to take an income tax deduction equal to the amount that the option holder includes in income (if any) when the NQSO is exercised.

    STOCK AWARDS; RESTRICTED STOCK. With respect to outright grants of Common Stock under the Stock Incentive Plan, the Company is of the opinion that the Participant will realize compensation income at the time of grant in an amount equal to the fair market value of the Common Stock less any amount paid for such Common Stock. The Company is also of the opinion that it will be entitled to a deduction under the Code in the amount and at the time that compensation income is realized by the Participant.

    With respect to the grant of restricted stock under the Stock Incentive Plan, the Company is of the opinion that the Participant will realize compensation income in an amount equal to the fair market value of the restricted stock (whether received as a grant or as a dividend), less any amount paid for such restricted stock, at the time when the Participant's rights with respect to such restricted stock are no longer subject to a substantial risk of forfeiture, unless the Participant elected, pursuant to a special election provided in the Code, to be taxed on the restricted stock at the time it was granted or received as a dividend, as the case may be. Dividends paid to the Participant during the Restricted Period will be taxable as compensation income, rather than as dividend income, unless the election referred to above was made. The Company is also of the opinion that it will be entitled to a deduction under the Code in the amount and at the time that compensation income is realized by the Participant.

    PERFORMANCE SHARE AWARDS. Unless an election is made under Section 83(b) of the Code, a Participant will recognize income on account of the settlement of a performance share award. The amount of such income will be equal to any cash that is paid and the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award, and the Company will generally be entitled to claim a deduction of such amount for tax purposes.

NEW STOCK INCENTIVE PLAN BENEFITS

    As of December 31, 1999, options for 498,075 shares of Common Stock had been granted under the Company's 1997 Option Plan. The following table sets forth information on option and restricted share grants made or anticipated to be made under the Stock Incentive Plan during fiscal 2000 to the specified persons and groups. Unless otherwise noted, all awards are stock options. Other awards may be made in the discretion of the Compensation Committee and Executive Compensation Subcommittee.

                        NEW PLAN BENEFITS IN FISCAL 2000

NAME AND POSITION                                             NUMBER OF SHARES (1)
-----------------                                             --------------------
Scott D. Dorfman,
  President, Chairman of the Board and Chief Executive
  Officer...................................................          50,000
David L. Ellin
  Senior Vice President, Chief Operating Officer and
  Secretary.................................................         100,000(2)
Larry C. Hanger
  Senior Vice President--Business Development...............          50,000
Don L. Colter
  Vice President--Operations, and Interim Chief Financial
  Officer...................................................          50,000
Will Hendrick
  Vice President--Telecommunications........................          50,000
All executive officers as a group (7 persons)...............         400,000
Nonemployee directors as a group (3 persons)................          15,000
Non-executive officer employees as a group..................          85,000

------------------------

(1) Options are granted with an exercise price equal to the closing price on the Nasdaq National Market on the date of grant. The value of restricted share awards is not determinable until the restrictions lapse.

(2) Includes 50,000 shares of restricted stock.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    The affirmative vote of holders of a majority of the shares of the Common Stock of the Company represented and voted at the Annual Meeting, assuming the presence of a quorum, is required to approve the Stock Incentive Plan.

    The Board of Directors, which unanimously approved the Stock Incentive Plan, recommends a vote "FOR" approval of the Stock Incentive Plan.

                        APPROVAL OF THE SENIOR EXECUTIVE
                          INCENTIVE COMPENSATION PLAN
                       (ITEM NUMBER 3 ON THE PROXY CARD)

    Subject to approval by the Company's shareholders, the Board of Directors on March 28, 2000 adopted the Innotrac Company Senior Executive Incentive Compensation Plan (the "Executive Plan") effective as of January 1, 2000. Stockholder approval of the Executive Plan is sought in order to qualify the Executive Plan under Section 162(m) of the Internal Revenue Code and to thereby allow the Company to deduct for federal income tax purposes all compensation paid under the Executive Plan to the Named Executive Officers.

    This summary of certain features of the Executive Plan is qualified in its entirety by reference to the full text of the Executive Plan, a copy of which will be provided to any shareholder upon written request to the Company.

GENERAL

    The purpose of the Executive Plan is to further the growth and financial success of the Company by offering performance incentives to designated executives who have significant responsibility for such success. The Executive Plan will be administered by the Executive Compensation Subcommittee of the Compensation Committee or other committee designated by the Board (the "Committee"), subject to the Committee's right to delegate to the Chief Executive Officer and others responsibility for administration of the Executive Plan as it relates to participants other than the Named Executive Officers. Persons eligible to participate in the Executive Plan are the executive officers and other key employees of the Company, its operating units, or its affiliates who are in management positions designated as eligible for participation by the Committee or its designee. The Executive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

    The Executive Plan may be amended, suspended or terminated by the Committee at any time, subject to ratification by the Board and to the consent of each participant whose rights with respect to an approved award would be adversely affected. Unless terminated, the Executive Plan will remain in effect until awards thereunder are paid for the Company's fiscal year ending in 2004.

AWARDS UNDER THE EXECUTIVE PLAN

    Prior to, or as soon as practical after, the commencement of each fiscal year, the Committee will establish plan rules for that year with respect to the following matters: (a) employees who are eligible to participate;
(b) performance targets and the measurement criteria for determining the level of achievement of the performance targets; (c) the percentage of a participant's base salary which may be paid as an incentive award at specified levels of achievement of the performance targets; (d) the form of payment of an incentive award; and (e) the times and conditions subject to which any incentive award may become payable. Performance criteria for the Named Executive Officers will include one or more of the following: earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), return on capital employed, cash flow, cash flow return, operating income, gross margin, net income, earnings per share, return on equity, return on assets (or net assets), pre-tax profit, market value of the Company's stock, and total shareholder return. The Committee may establish other performance criteria for participants other than the Named Executive Officers. The maximum incentive award payable to a participant in any year will be $2 million.

    After the end of each fiscal year, the Committee will certify the extent to which the performance criteria have been achieved for that year. In measuring performance, the Committee may adjust the Company's financial results to exclude the effect of unusual charges or income items which distort year-to-year comparisons of results. With respect to the Named Executive Officers the Committee shall exclude such items whose exclusion has the effect of increasing achievement of performance criteria if such items constitute "extraordinary items" under generally accepted accounting principles. The Committee will also make adjustments to eliminate the effect of unanticipated changes in the tax laws and regulations.

    Incentive awards shall be approved by the Committee, subject to ratification by the Board when required under the Executive Plan or elected by the Committee, based on the Executive Plan rules then in effect and the achievement of performance criteria as certified by the Committee. The Committee may in its discretion grant awards to deserving participants, except the Named Executive Officers, notwithstanding levels of achievement of performance criteria.

    Awards will generally be made in lump sum cash payments or in such other form as the Committee may specify at the beginning of the year. Payment will be made as soon as practicable after determination of awards.

    A partial incentive award may be authorized by the Committee for a participant who is terminated without cause or who retires, dies, or becomes permanently and totally disabled. Otherwise, no award will be paid to a participant who is not an active employee of the Company, an operating unit, or an affiliate at the end of the fiscal year to which the award relates. In general and unless with respect to some or all participants, the Committee has established a different rule, upon the occurrence of a Change in Control, the participant's incentive award for that year will be deemed to have been fully earned for the year, with deemed performance at the target level; will be prorated for the portion of the year that has elapsed; and will be paid within thirty days after the effective date of the Change in Control.

FEDERAL TAX CONSEQUENCES

    An award under the Executive Plan will constitute taxable ordinary income to the participant to the extent it is paid in cash. The grant of stock options will not be currently taxable. Generally, the Company will be entitled to a corresponding deduction.

    Section 162(m) of the Internal Revenue Code limits to $1 million the amount of compensation that may be deducted in any tax year with respect to a Named Executive Officer (generally, the executive officers who would be listed for a fiscal year in the Summary Compensation Table appearing below), with an exception for certain performance-based compensation. The Executive Plan is designed, and is to be administered, to qualify payments to the Named Executive Officers for that performance-based exception.

NEW EXECUTIVE PLAN AWARDS

    For fiscal year 2000, each of the Named Executive Officers currently serving as an employee and certain other executives have been granted an opportunity to receive a cash incentive award under the Executive Plan.

    The future benefits to be received by participants in the Executive Plan are not currently determinable because they are dependent upon performance criteria and results which are not now known.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    Approval requires the affirmative vote of a majority of the shares represented at the meeting which are entitled to vote. In the event the Executive Plan is not approved by the Company's shareholders, the Board will take such action with respect to incentive awards as it considers to be in the best interests of the Company, consistent with the compensation policies set forth in the Report of the Compensation Committee appearing below.

    The Board of Directors, which unanimously approved the Executive Plan, recommends a vote "FOR" approval of the Executive Plan.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued by Innotrac for services rendered during the fiscal years ended December 31, 1999, 1998 and 1997, to or for Innotrac's Named Executive Officers. The total amount of perquisites, personal benefits and other annual compensation paid to the Named Executive Officers do not in any case exceed the lesser of $50,000 or ten per cent of such officer's total salary and bonus. None of the executive officers has an employment agreement with Innotrac.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                      ANNUAL COMPENSATION   COMPENSATION
                                                      -------------------   ------------
                                                                             SECURITIES
                                            FISCAL                           UNDERLYING     ALL OTHER
NAME                                         YEAR      SALARY     BONUS      OPTIONS(#)    COMPENSATION
-----------------------------------------  --------   --------   --------   ------------   ------------
Scott D. Dorfman.........................    1999     $383,675   $325,000           --        $58,625(1)
                                             1998      356,855    250,000           --         26,218
                                             1997      226,179     25,000           --          9,526

David L. Ellin...........................    1999      163,825    119,755        6,000         11,357(2)
                                             1998      145,000     87,000           --         10,241
                                             1997      137,692     70,000      155,000             --

Larry C. Hanger..........................    1999      120,440    100,000        3,500            766(2)
                                             1998      100,000    100,000           --            500
                                             1997       89,343     35,000       25,000             --

Don L. Colter............................    1999      101,540     55,775        3,500          2,988(2)
                                             1998       92,606     46,300           --          3,457
                                             1997       78,832     40,000       25,000             --

Will Hendrick(3).........................    1999       86,308     65,925       25,000          5,394(2)

------------------------

(1) Includes (i) Innotrac's matching contribution to deferred compensation plan in the approximate amount of $55,799; (ii) the full dollar amount of premiums, $1,986, paid by Innotrac with respect to split-dollar life insurance on the life of Mr. Dorfman; and (iii) $840 in commissions.

(2) Represents Innotrac's matching contribution to deferred compensation plan.

(3) Mr. Hendrick's employment commenced April 1999.

    The following table sets forth option grants to Named Executive Officers during fiscal 1999.

                          OPTION GRANTS IN FISCAL 1999

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF STOCK
                                                                                              PRICE APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                              OPTION TERM
-------------------------------------------------------------------------------------------   -----------------------
                                                   PERCENT OF TOTAL
                                        SHARES     OPTIONS GRANTED
                                      UNDERLYING   TO EMPLOYEES IN    EXERCISE   EXPIRATION
NAME                                   OPTIONS       FISCAL YEAR*      PRICE        DATE          5%          10%
----                                  ----------   ----------------   --------   ----------   ----------   ----------
David L. Ellin......................     6,000            3.7%        $ 16.00      2/04/09     $ 60,374     $152,999

Larry C. Hanger.....................     3,500            2.1           16.00      2/04/09       35,218       89,250

Don L. Colter.......................     3,500            2.1           16.00      2/04/09       35,218       89,250

Will Hendrick.......................    25,000           15.2           14.13      4/13/09      222,157      562,990

------------------------

*   Based on options for 164,000 shares granted to employees in fiscal 1999.

    No company-granted options were exercised by any Named Executive Officers during fiscal 1999. The following table sets forth the year-end value of unexercised options held by the Named Executive Officers at the fiscal year ended December 31, 1999.

                         FISCAL YEAR-END OPTION VALUES

                                                 NO. OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS
NAME                                                    FISCAL YEAR END             AT FISCAL YEAR END(1)
-----------------------------------------------  -----------------------------   ---------------------------
                                                 EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                                 ------------   --------------   -----------   -------------
Scott D. Dorfman...............................          --             --              --             --

David L. Ellin.................................     105,000         56,000(2)     $488,250       $232,500

Larry C. Hanger................................      12,500         16,000(2)       58,125         58,125

Don L. Colter..................................      12,500         16,000(2)       58,125         58,125

Will Hendrick..................................          --         25,000(3)           --             --

------------------------

(1) As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is calculated based on the closing sale price of the Company's Common Stock on the Nasdaq National Market as of the last business day of its fiscal year, December 31, 1999, which was $13.75 per share.

(2) The in-the-money portion of the options becomes exercisable with respect to 50% of the underlying shares on November 24, 2000 and with respect to the remaining 50%, on November 24, 2001. The out-of-the-money portion becomes exercisable with respect to 50% of the underlying shares on February 4, 2001; 25% on February 4, 2002; and the remaining 25% on February 4, 2003.

(3) The options become exercisable with respect to 50% of the underlying shares on April 13, 2000; with respect to an additional 25% of the underlying shares on April 13, 2002; and with respect to the remaining 25%, on April 13, 2003.

                           RELATED PARTY TRANSACTIONS

    We lease a single engine aircraft from a company wholly-owned by Scott D. Dorfman pursuant to a three-year lease that provides for annual rent of $72,000. We are responsible for maintenance, insurance, taxes, fuel and other expenses associated with the aircraft.

    In 1999, the Company paid $79,000 in fees to Williams Benator & Libby, LLP, certified public accountants, for accounting and consulting services. Bruce V. Benator, one of our directors, is Managing Partner of Williams Benator & Libby, LLP.

POLICY RESPECTING RELATED PARTY TRANSACTIONS

    The Board of Directors has adopted a policy that any transactions between the Company and any of its officers, directors, or principal shareholders or affiliates must be on terms no less favorable than those that could be obtained from unaffiliated parties in comparable situations and must be approved by the Audit Committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Dorfman, Blank and Scott comprised the members of the Compensation Committee during fiscal 1999. Messrs. Blank and Scott comprised the members of the Executive Compensation Subcommittee. While Mr. Dorfman is our President and Chief Executive Officer, neither Mr. Blank nor Mr. Scott is a current officer or former officer of Innotrac. We have entered into a transaction with Mr. Dorfman as described in "Related Party Transactions."

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    This report sets forth the current components of Innotrac's compensation programs for its executive officers and describes the basis on which fiscal 1999 compensation determinations were made with respect to our executive officers, including Mr. Dorfman, the Chief Executive Officer and the other Named Executive Officers. Mr. Dorfman does not participate as a member of the Committee in any deliberations or discussions regarding his compensation as an employee of Innotrac and is not a member of the Executive Compensation Subcommittee.

GENERAL COMPENSATION PHILOSOPHY

    The programs and policies for the compensation of Innotrac's executive officers are designed to link the compensation of executive officers to Innotrac's performance. These programs are intended to align the financial interests of our executive officers with those of our shareholders.

    We use a combination of base salary, short-term performance bonuses and long-term incentive plans to tie executive compensation to increases in our earnings and return on shareholders' equity. Our compensation programs consist of the following basic components:

    - Competitive base salaries,

    - Annual incentive cash bonuses,

    - Long-term incentive stock options, appreciation rights or bonuses and

    - Customary benefits.

    The Committee will review and determine the appropriateness of the compensation paid to each of Innotrac's executive officers from time to time (and at least annually), with the philosophy described above as its basis. While promoting initiative and providing incentives for superior performance by executives on behalf of Innotrac for the benefit of its shareholders, the Committee also will seek to assure that Innotrac is able to compete for and retain talented personnel who will lead Innotrac in achieving levels of financial performance that will enhance shareholder value over the long-term as well as the short-term.

BASE SALARIES

    Innotrac has established the current base salaries of its executive officers without reference to specific company performance criteria. The Committee reviews salaries of executive officers on an annual basis.

STOCK INCENTIVE PLAN

    The Stock Incentive Plan is described under Item No. 2 in this Proxy Statement, "Approval of Stock Incentive Plan." Options granted to the Named Executive Officers in fiscal 1999 are set forth under the table captioned "Option Grants in Fiscal 1999."

SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

    The Executive Plan is described under Item No. 3 in this Proxy Statement, "Approval of Executive Plan."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    As with the other executive officers, Mr. Dorfman's base salary was not determined with reference to specific performance-based criteria. Mr. Dorfman's bonus was determined with reference to the criteria of the Executive Plan, described under Item No. 3 in this Proxy Statement, "Approval of Executive Plan."

BENEFITS

    Executives also participate, on a voluntary basis, in Innotrac's regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers can participate in a deferred compensation plan with respect to which the Company provides matching contributions. The rate of match depends upon the officer's number of years in service, and ranges from 25% of a participant's contribution for less than 5 years of service to 100% for 10 years or more.

EXECUTIVE COMPENSATION SUBCOMMITTEE AND SECTION 162(m)

    Effective October 1999, the Board established the Executive Compensation Subcommittee, comprised of Messrs. Blank and Scott. This subcommittee was constituted to (1) achieve certain securities law advantages with respect to stock-based compensation to Innotrac's officers and directors and (2) maintain the tax deductibility of certain annual compensation in excess of $1 million to Innotrac's Named Executive Officers under Section 162(m) of the IRC. See "Compliance With Section 162(m) of the Internal Revenue Code" above. In fiscal 1999, the Company did not pay "compensation" within the meaning of
Section 162(m) to such executive officers in excess of $1 million. However, the Company's policy is to maintain the tax deductibility of compensation to such officers under Section 162(m). In furtherance of this goal, the Board is recommending that the shareholders vote to approve Item Nos. 2 and 3 on the Proxy Card relating to the Stock Inventive Plan and the Executive Plan.

            Scott D. Dorfman--Martin J. Blank--William H. Scott, III
                   (Members of Committee during fiscal 1999)

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return of the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the Nasdaq Non-Financial Index for the period commencing on May 7, 1998 and ending on December 31, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                            05/07/1998  12/98  12/99
INNOTRAC CORPORATION               100    138    105
NASDAQ STOCK MARKET (U.S.)         100    118    214
NASDAQ NON-FINANCIAL               100    121    232

                                                                  CUMULATIVE TOTAL RETURN
                                                              --------------------------------
                                                              05/07/1998   12/1998    12/1999
                                                              ----------   --------   --------
Innotrac Corporation........................................      100        138        105
Nasdaq Stock Market (U.S.) Index............................      100        118        214
Nasdaq Non-Financial Index..................................      100        121        232

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed Arthur Andersen LLP, which firm served as independent public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the shareholders.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                SHAREHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

    Any shareholder who wishes to present a proposal appropriate for consideration at the Company's 2000 Annual Meeting of Shareholders must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement no later than December 11, 2000 for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting. The Company must be notified of any other shareholder proposal intended to be presented for consideration at the 2001 Annual Meeting not later than February 23, 2001 or else proxies may be voted on such proposal at the discretion of the persons named in the proxy.

                                 OTHER MATTERS

    All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

    The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

    Shareholders are urged to fill in, date and sign the accompanying form of proxy and return it to the Company as soon as possible.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          DAVID L. ELLIN
                                          SECRETARY

                                  COMMON STOCK
                             OF INNOTRAC CORPORATION

                     THIS PROXY IS SOLICITED BY THE BOARD OF
                         DIRECTORS FOR THE MAY 17, 2000
                         ANNUAL MEETING OF SHAREHOLDERS.

     The undersigned hereby appoints Scott D. Dorfman and Don L. Colter, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of INNOTRAC CORPORATION (the "Company") to be held on May 17, 2000, and any adjournment or postponement thereof.

1.   Election of directors

                  Martin J. Blank
                  William H. Scott, III

     / / FOR all nominees for director listed above (except as marked to the contrary).

     / /          WITHHOLD AUTHORITY to vote for all nominees listed above.

     / / WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

2.   Approval of Stock Incentive Plan.
     / /          FOR approval of the Stock Incentive Plan.
     / /          AGAINST approval of the Stock Incentive Plan.
     / /          ABSTAIN

3.   Approval of the Executive Plan.
     / /          FOR approval of the Executive Plan.
     / /          AGAINST approval of the Executive Plan.
     / /          ABSTAIN

4. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT, "FOR" APPROVAL OF THE STOCK INCENTIVE PLAN AND "FOR" APPROVAL OF THE EXECUTIVE PLAN, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                          Date:                           , 2000
                                               ---------------------------

                                          --------------------------------------
                                          Please sign this Proxy exactly as name
                                          appears on the Proxy.

                                          Note:  When signing as attorney,
                                          trustee, administrator, or guardian,
                                          please give your title as such.  In
                                          the case of joint tenants, each joint
                                          owner must sign.